Exhibit 24 POWER OF ATTORNEY With respect to holdings of and transactions in securities issued by Taiwan Semiconductor Manufacturing Company Limited (the “Company”), the undersigned hereby constitutes and appoints Shu- Hua Fang, General Counsel of the Company, and Jen-Chau Huang, Chief Financial Officer of the Company, as may be amended by time to time (the “Attorneys-in-Fact”), including an Attorney-in-Fact acting or signing singly, with full power of substitution and resubstitution, to act as the undersigned’s true and lawful attorney-in-fact to: 1. execute for and on behalf of the undersigned, Forms 3, 4 and 5 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; 2. do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and 3. take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such Attorneys-in-Fact, may be of benefit to, in the best interest of or legally required by the undersigned, it being understood that the documents executed by such Attorneys-in-Fact on behalf of the undersigned pursuant to this power of attorney shall be in such form and shall contain such terms and conditions as such Attorneys-in-Fact may approve in such Attorneys-in-Fact’s discretion. The undersigned hereby grants to each such Attorneys-in-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and resubstitution or revocation, hereby ratifying and confirming all that such Attorneys-in-Fact, or such Attorneys-in-Fact substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the Attorneys-in-Fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended. This power of attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorneys-in-Fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 18th day of March 2026. By: /s/ Ursula M Burns Name: Ursula M Burns